Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated

Franklin, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2017, relating to the consolidated financial statements, and financial statement schedules of Community Healthcare Trust Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Nashville, Tennessee

May 31, 2017